                                   PROMISSORY NOTE

$70,000,000                                                     October 30, 1996


     FOR VALUE RECEIVED, United Wisconsin Services, Inc., a Wisconsin corporation ("UWS") hereby promises to pay to the order of Blue Cross & Blue Shield United of Wisconsin, a Wisconsin service insurance corporation ("BCBSUW"), on October 30, 1999 (the "Maturity Date"), the principal sum of Seventy Million Dollars ($70,000,000), together with interest on the unpaid principal balance at an annual rate equal to the London Interbank Offered Rate plus 1 1/4 percent (the "Note Rate"). The initial Note Rate is 7.0625 percent. The Note Rate shall be adjusted on January 1, 1997, and on the first date of each calendar quarter thereafter, until the unpaid principal balance has been paid in full. Interest is computed for the actual number of days principal is unpaid on the basis of a 360-day year.

     UWS shall pay BCBSUW the principal and interest due hereunder in quarterly payments of interest beginning on December 31, 1996, and continuing on the last day of each calendar quarter thereafter, and a final payment of unpaid principal and interest due on the Maturity Date. All payments of principal and interest shall be made in lawful money of the United States of America to BCBSUW at its offices at 1515 North RiverCenter Drive, Milwaukee, WI 53212 or at such other place as BCBSUW may designate to UWS in writing. Presentment, notice of protest, demand and notice of dishonor of this Note are waived.

     All or any portion of the outstanding principal balance of this Note may be prepaid at any time without penalty or premium.

     This Note is secured by a Pledge Agreement of even date from UWS to BCBSUW. In the event that UWS fails to make any payment under this Note when due, or in the event of the occurrence of an Event of Default described in the Pledge Agreement securing this Note, then, in any or all such events, BCBSUW may declare the entire balance of principal and accrued interest under this Note to be immediately due and payable. In the event that UWS (i) becomes insolvent or admits, by action or inaction, its inability to pay its debts as they become due, or (ii) makes an assignment for the benefit of creditors, or (iii) becomes the subject of any order for relief under the United States Bankruptcy Code or the subject of any state insolvency or similar proceeding, then the entire unpaid principal of, and accrued interest on, this Note shall become automatically due and payable. UWS hereby agrees to pay all reasonable fees and expenses incurred both before and after any judgment by BCBSUW or any subsequent holder in connection with the protection and enforcement of the rights of BCBSUW or any subsequent holder under this Note (including, without limitation, reasonable attorneys' fees and legal expenses and all other expenses of collecting any amounts due under this Note and protecting and enforcing the rights of BCBSUW and any subsequent holder in any bankruptcy, reorganization or insolvency proceeding involving UWS) until BCBSUW is paid in full.

     This Note shall be governed by and construed in accordance with the laws of the State of Wisconsin.

                              UNITED WISCONSIN SERVICES, INC.

(CORPORATE SEAL)


                              By:/s/ Thomas R. Hefty
                                 -----------------------------------------------
                                  Title:
                                        ----------------------------------------

                                   PLEDGE AGREEMENT



     THIS PLEDGE AGREEMENT ("Agreement") is made this 30th day of October, 1996 by and between United Wisconsin Services, Inc., a Wisconsin corporation ("UWS") and Blue Cross & Blue Shield United of Wisconsin, a Wisconsin service insurance corporation ("BCBSUW").


                                      ARTICLE I
                                     DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1 "ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations issued thereunder.

     1.2  "CERTIFICATES" means the certificates representing the Stock.

     1.3 "EVENT OF DEFAULT" means an event described in Section V of this Agreement.

     1.4 "NOTE" means the promissory note from UWS to BCBSUW dated October 30, 1996 in the original principal amount of Seventy Million Dollars ($70,000,000) and any amendment or modification thereof.

     1.5 "OBLIGATIONS" means (a) the outstanding principal of, and all interest on, the Note; (b) all liabilities, obligations, covenants and agreements of UWS contained in the Note; and (c) all liabilities, obligations, covenants and agreements of UWS contained in this Agreement.

     1.6 "OCI" means the Office of the Commissioner of Insurance of the State of Wisconsin.

     1.7 "PROCEEDS" means whatever is received upon the sale, exchange, collection or other disposition of the Stock or proceeds of the Stock, including, without limitation, all interest and other income from the Stock and distributions with respect to the Stock.

     1.8 "STOCK" means 100% of the issued and outstanding capital stock of Compcare Health Services Insurance Corporation, a Wisconsin stock insurance corporation wholly owned by UWS, and 100% of the issued and outstanding capital stock of United Wisconsin Insurance Company, a Wisconsin stock insurance corporations wholly owned by UWS.

     1.9 "STOCK RIGHTS" means any stock dividend or other right or property that UWS receives or becomes entitled to receive for any reason with respect to, in substitution for, or in exchange for any shares of the Stock.

     1.10 "UCC" means the Uniform Commercial Code as adopted in Wisconsin and in effect from time to time.

                                      ARTICLE II
                                      THE PLEDGE

     2.1  THE PLEDGE.   To secure the full and complete payment and performance
when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations, UWS hereby grants to BCBSUW a security interest in the Stock, together with all Proceeds and products of the Stock, wherever located and whether now owned or hereafter acquired.

     2.2  CERTIFICATES; STOCK POWERS.   UWS shall deliver to BCBSUW, to hold in
accordance with the terms and conditions of this Agreement, the Certificates and appropriate stock powers duly endorsed by UWS in blank.

     2.3 ACTIONS PRIOR TO AN EVENT OF DEFAULT. Prior to the occurrence of an Event of Default, UWS shall have the sole right to vote the stock and the sole right to receive and retain any and all cash dividends and distributions declared and paid on the Stock; provided, however, that no vote shall be cast, or corporate right exercised, or other action taken, that would result in violation of any provision of the Note or this Agreement.


                                     ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     UWS hereby represents and warrants to BCBSUW as follows:

     3.1  OWNERSHIP OF STOCK.   UWS is the owner of the Stock, free and clear of
all liens, encumbrances, security interests and restrictions, except the security interest granted by this Agreement.

     3.2. ENFORCEABILITY. This Agreement is a valid and binding obligation of UWS, enforceable against UWS in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, or similar laws generally affecting the rights of creditors. Upon delivery of the Certificates to BCBSUW, the security interest granted pursuant to this Agreement will constitute a valid, perfected first priority lien against the Stock, enforceable against all persons.

     3.3 ABSENCE OF CONFLICTING OBLIGATIONS. The making, execution, delivery and performance of this Agreement by UWS, and compliance with its terms, do not violate any presently existing provision of law, the articles of incorporation or bylaws of UWS, or any agreement to which UWS is a party or by which UWS or any of its assets is bound.


                                      ARTICLE IV
                                   COVENANTS OF UWS

     4.1 MAINTENANCE OF SECURITY INTEREST. UWS shall pay all expenses and, upon request, take any action reasonably deemed advisable by BCBSUW to defend and preserve UWS's title to the Stock or to establish, determine priority of, perfect, continue perfected, terminate and enforce UWS's security interest in the Stock or the rights of BCBSUW under this Agreement.

     4.2  TAXES.   UWS shall pay, when due, all taxes and other governmental
charges levied or assessed upon or against the Stock.

     4.3  DELIVERY OF CERTAIN ITEMS.   UWS shall hold in trust for BCBSUW upon
receipt, and immediately thereafter shall deliver to BCBSUW, any stock certificate, instrument or other document evidencing or constituting any Stock Rights.

     4.4  NO OTHER LIENS.   UWS shall keep the Stock free from all liens,
encumbrances and security interests (other than the security interest granted by this Agreement) and shall defend the Stock against all claims and legal proceedings by persons other than BCBSUW.

     4.5  DISPOSITION OF STOCK.   UWS shall not sell, transfer (including,
without limitation, transfer of a security interest or other collateral interest) or otherwise dispose of all or any part of the Stock, without the prior written consent of OCI and BCBSUW.


                                      ARTICLE V
                             EVENTS OF DEFAULT; REMEDIES

     5.1  EVENTS OF DEFAULT.   The occurrence of any one or more of the
following events shall constitute an Event of Default:

          (a) A breach by UWS of any of the terms or provisions of Article IV of this Agreement;

          (b) A material falsity in any representation or warranty made by UWS to BCBSUW under or in connection with this Agreement as of the date on which made;

          (c) Any failure by UWS to pay or perform any one or more of the Obligations when due, whether at stated maturity, by acceleration or otherwise;

          (d) UWS's becoming insolvent or the subject of any order for relief under the United States Bankruptcy Code or successor law or the subject of any state insolvency or similar proceeding; or

          (e) Any other event that causes BCBSUW, in good faith, to deem itself insecure.

     5.2  RIGHTS AND REMEDIES OF BCBSUW.   Upon the occurrence of any Event of
Default: (i) all of the Obligations shall, at BCBSUW's option, become immediately due and payable without presentment, demand, protest or notice of any kind (all of which hereby are expressly waived); (ii) BCBSUW shall have all of the rights and remedies provided in the Note, by Article 9 of the UCC and by any other applicable law; (iii) BCBSUW may exercise its right under Article 9 of the UCC and other applicable laws to retain the Stock; (iv) in the event that BCBSUW elects not to retain the Stock, it may exercise its right under Article 9 of the UCC and any other applicable law to sell or otherwise dispose of the Stock, subject to the prior approval of the terms and conditions of such transaction by OCI; and (v) in the interim between BCBSUW's acceleration of the Obligations following an Event of Default and BCBSUW's retention of the Stock under subparagraph (iii) above, or final disposition of the Stock under subparagraph (iv) above, BCBSUW may exercise voting rights over the Stock and shall have the sole right to receive any dividends declared and paid on the Stock. With respect to the foregoing rights and remedies:

          (i) Written notice, when required by law, sent to any address of UWS in this Agreement at least ten calendar days (counting the day of sending) before the date of a proposed disposition of the Stock is reasonable notice.

          (ii) UWS shall pay all fees and expenses incurred by BCBSUW, including the reasonable fees of counsel, in connection with the administration, protection and enforcement of BCBSUW's rights under this Agreement or with respect to the Stock, including, without limitation, the protection and enforcement of such rights in any bankruptcy or insolvency proceeding involving UWS.

     5.3  METHOD OF DISPOSITION.   Whenever BCBSUW would have the right under
this Agreement and prior approval from OCI to sell the Stock, the parties agree that if, in the opinion of BCBSUW or its legal counsel, sales of the Stock by BCBSUW or UWS without registration of the Stock under the Act might, unless accomplished by one or more of the methods described in this Section 5.3, constitute either BCBSUW or UWS an "underwriter," as that term is defined in
Section 2(11) of the Act, it shall be commercially reasonable for BCBSUW, without registration, notwithstanding that the terms of any such sale might be less favorable than sale through registration, to take any of the following actions:

          (a) sell all or part of the Stock in compliance with Rule 144, Rule 237, Regulation A or Regulation D under the Act as then in effect, or pursuant to any other rules or regulations under the Act then in effect, compliance with which would make the exemptions provided pursuant to Sections 3(b) or 4(1) of the Act applicable to the sale; or

          (b) sell all or part of the Stock in an intrastate public offering within the meaning of Section 3(a)(11) of the Act; or

          (c) sell all or part of the Stock in one or more private transactions not involving any public offering in order to secure the exemption provided in Section 4(1) of the Act, if: (i) the Stock is sold for cash to the highest bidder after biding or "firm" offers to purchase have been received from at least two offerors; and (ii) BCBSUW has reasonable grounds to believe and does believe that each such offeror has sufficient financial resources to enable such offeror to purchase the Stock offered and that the offer was made in good faith; and (iii) each such offeror was informed, prior to the time such offer was made, that offers to purchase the Stock were also being solicited from others; and (iv) BCBSUW has, for at least 60 days prior to the sale, solicited offers to purchase the stock within the restrictions imposed by federal or state securities Laws.

Nothing in this Section 5.3 shall prevent BCBSUW from making any other commercially reasonable disposition of the Stock, and no sale of the Stock shall be commercially unreasonable solely because it was not made in compliance with this Section.

     5.4 APPLICATION OF PROCEEDS. BCBSUW shall apply the Proceeds resulting from any sale or disposition of the Stock pursuant to this Agreement in the following order of priority:

          (a)  to the costs of the sale;

          (b) to the expenses incurred by BCBSUW in connection with the sale, including reasonable attorneys' fees;

          (c) to the payment of the Obligations then due and owing in any order selected by BCBSUW; and

          (d)  to UWS.

     5.5  OTHER REMEDIES.   No remedy herein conferred upon BCBSUW is intended
to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Note or now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of BCBSUW in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

     5.6  LIMITATION ON BCBSUW'S DUTIES REGARDING COLLATERAL.   Subject to any
contrary order by OCI, BCBSUW's sole duty with respect to the custody, safekeeping and physical preservation of the Stock in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as BCBSUW deals with similar securities and property for its own account. Neither BCBSUW nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Stock or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Stock upon the request of UWS or otherwise.

                                      ARTICLE VI
                                    MISCELLANEOUS

     6.1  ASSIGNABILITY; SUCCESSORS.   UWS's rights and liabilities under this
Agreement are not assignable or delegable, in whole or in part, without the prior written consent of BCBSUW and OCI. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     6.2 SURVIVAL. All agreements, representations and warranties made herein or in any document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of any such document.

     6.3 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin.

     6.4 AMENDMENT. No amendment of this Agreement shall be effective unless in writing, signed by both parties, and approved by OCI.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                         UNITED WISCONSIN SERVICES, INC.




                         By: /s/ Thomas R. Hefty
                             ------------------------------------------------
                               Title:
                                      ---------------------------------------



                         BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN




                         By: /s/ C. Edward Mordy
                             ------------------------------------------------
                              Title:
                                      ---------------------------------------




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